Exhibit 99.1

Endo Pharmaceuticals Holdings Inc. Prices Private Offering of Convertible Senior Subordinated Notes

Initial Purchasers Exercise Overallotment Option

April 10, 2008

CHADDS FORD, PA, April 10, 2008—Endo Pharmaceuticals Holdings Inc. (NASDAQ: ENDP) today announced the pricing of its offering of $345 million aggregate principal amount of 1.75% convertible senior subordinated notes due 2015 to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Endo announced that the initial purchasers have exercised in full their option to purchase up to an additional $34.5 million in aggregate principal amount of notes to cover overallotments, resulting in the sale of $379.5 million total aggregate principal amount of notes in the offering. The coupon on the notes will be 1.75% per year on the principal amount from April 15, 2008, payable semi-annually in arrears. Endo will be permitted to deliver cash, shares of Endo common stock or a combination of cash and shares, at Endo’s election, to satisfy any future conversions of the notes. It is Endo’s current intent to settle the principal amount of any conversion consideration in cash. The initial conversion rate for the notes will be approximately 34.2466 shares of Endo common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of $29.20 per share of common stock and represents a 17.5% conversion premium over the last reported sale price of Endo’s common stock on April 9, 2008, which was $24.85 per share. The conversion rate and the conversion price will be subject to adjustment in certain events, such as distributions of dividends or stock splits. The transaction is expected to close on or about April 15, 2008, subject to the satisfaction of various customary closing conditions.

Interest on the notes will be payable semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2008. The notes will mature on April 15, 2015, unless previously converted or repurchased in accordance with their terms prior to such date. The notes will be Endo’s unsecured obligations, will be subordinated to any senior debt Endo may incur and will rank equally with any future senior subordinated debt. The notes are not redeemable by Endo prior to the maturity date.

In order to reduce the potential dilution of Endo’s common stock upon future conversion of the notes, Endo has entered into a convertible note hedge transaction with a financial institution that is an affiliate of the initial purchasers of the notes. Endo has also entered into a separate warrant transaction with the same counterparty. In the event the price of Endo’s common stock at exercise exceeds $40.00 per share, which is approximately 61% higher than the closing price of Endo’s common stock on April 9, 2008, the warrant transaction will have a dilutive effect on Endo’s earnings per share.

In addition to entering into the convertible note hedge and warrant transactions, Endo has also entered into a privately-negotiated accelerated share repurchase agreement with the same counterparty. The share repurchase agreement is part of a broader share repurchase program approved by the Endo Board of Directors on April 9, 2008, which authorizes Endo to repurchase up to $750 million of shares of its outstanding common stock over the next two years. The program does not obligate Endo to acquire any particular amount of common stock. The accelerated share repurchase agreement obligates the counterparty to deliver approximately 11.9 million shares of Endo common stock to Endo on the day that the note offering closes and obligates Endo to pay approximately $325 million to the counterparty on the same day. Endo may subsequently receive additional shares from the counterparty depending on the volume weighted average price of Endo’s common stock during a specified averaging period or, in certain limited circumstances, Endo may be required to deliver shares to the counterparty.

Endo intends to use a portion of the net proceeds of the offering to pay the estimated $57 million cost of the convertible note hedge transaction that it entered into in connection with the offering, taking into account the proceeds to Endo from the warrant transaction, and to use the balance of the net proceeds of the offering, together with $14 million of cash on hand, to repurchase a variable number of shares of its common stock pursuant to the accelerated share repurchase agreement entered into as part of Endo’s broader share repurchase program.

The notes and the shares of common stock underlying the notes have not been registered under the Securities Act, or any applicable state securities laws, and will be offered only to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include the following: (i) Endo’s expectations regarding the closing of the offering on or about April 15, 2008; (ii) Endo’s intention regarding the use of the net proceeds of the offering; and (iii) the potential impact of the convertible note hedge and warrant transactions and the accelerated share repurchase agreement on the price of Endo’s common stock and earnings per share. These statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “will,” “may” or similar expressions are generally forward-looking in nature and not historical facts. You should consider the areas of risk described under the heading “Forward-Looking Statements” and “Risk Factors” in Endo’s periodic reports filed with the Securities and Exchange Commission under the Exchange Act and those risk factors included as “Item 1A. Risk Factors” in Endo’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated by the risk factors set forth in any subsequent filing by Endo with the Securities and Exchange Commission, in connection with any forward-looking statements that may be made by Endo generally. Except for ongoing obligations to disclose material information under the federal securities laws, Endo undertakes no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.